CONSENT OF INDEPENDENT ACCOUNTANTS

          To the Board of Trustees of
           T. Rowe Price California Tax-Free Income Trust

              We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement of
          T. Rowe Price California Tax-Free Income Trust (the "Trust") on Form N-1A (File No. 33-08093O) of our report dated March 19, 1997, on our audits of the financial statements and financial highlights of the California Tax-Free Money Fund and California Tax-Free Bond Fund (two of the portfolios included in the Trust), which report is included in the Annual Report to Shareholders for the year ended February 28, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                                               /s/Coopers & Lybrand L.L.P.
                                               COOPERS & LYBRAND L.L.P.
          Baltimore, Maryland
          June 18, 1997